Exhibit 99.1

Bio-Path Holdings to Present at the Rodman & Renshaw Annual Healthcare Conference

HOUSTON—September 5, 2017 – Bio-Path Holdings, Inc., (NASDAQ:BPTH), a biotechnology company leveraging its proprietary DNAbilize™ liposomal delivery and antisense technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that Peter H. Nielsen, Chief Executive Officer, will present a corporate overview at the upcoming Rodman & Renshaw Annual Healthcare Conference on Tuesday, September 12, 2017 at 12:05 p.m. ET in New York.

A live webcast of the presentation can be accessed under “Presentations and Publications” in the Media section of the Company’s website at www.biopathholdings.com.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize™, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase II study for blood cancers and in preclinical studies for solid tumors. This is followed by BP1002, targeting the Bcl2 protein, which the company anticipates entering into clinical studies where it will be evaluated in lymphoma and solid tumors.

For more information, please visit the Company's website at http://www.biopathholdings.com.

# # #

Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369